                                                                  EXHIBIT 10.100


THIS AGREEMENT made as of December 23, 2005,

B E T W E E N:

                  AMRAM'S DISTRIBUTING LTD.

                  (the "VENDOR")

                  - and -

                  BENTALL INVESTMENT MANAGEMENT LP

                  (the "PURCHASER")

WITNESSES THAT WHEREAS:

A. The parties entered into a purchase and sale agreement dated December 7, 2005 in respect of the property municipally described as 18 Parkshore Drive, Brampton, Ontario (the "AGREEMENT");

B. The parties have agreed to amend the Agreement on the terms and conditions herein contained.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements set forth herein and the sum of $10.00 paid by each of the Vendor and the Purchaser to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1. All capitalized terms used herein shall have the meanings ascribed thereto in the Agreement, unless otherwise defined herein to the contrary.

2. The term "CLOSING DATE" in section 1.1 of the Agreement shall be amended by deleting "December 22, 2005" and inserting in replacement thereof "December 29, 2005".

3. Schedule "A" to the Agreement shall be amended by deleting paragraph 9 thereof.

4. The Vendor and Purchaser agree that immediately following the registration of the transfer for the Property, the Vendor shall register notice of the Amram's Lease on title, such notice to be in a form acceptable to the Vendor and Purchaser, both acting reasonably.

5. The Vendor and Purchaser acknowledge and agree that the form and content of the Amram's Lease has been finalized and is confirmed as being the document identified with footer "McCarthy Tetrault LLP TDO-RED #8302725 v.3".

6. The Vendor and Purchaser agree that a portion of the Purchase Price equal to One Million, One Hundred and Ninety Thousand Dollars ($1,190,000) shall be withheld by the Purchaser on Closing (the "Holdback Amount"). The Holdback Amount shall be paid by the Purchaser to the Vendor if and when the following documents and instruments are delivered:

      (a) an indemnity in the Purchaser's form (the "Indemnity") from an affiliate or related company of the Vendor (the "Indemnifier");

      (b) an opinion from local counsel to the Indemnifier confirming that the Indemnity has been duly authorized, executed and delivered and otherwise in form and content satisfactory to the Purchaser in its sole discretion;

      (c) a letter of credit in the principal amount of the Holdback Amount issued by a Canadian branch of ABN AMBRO Bank N.V., or other
            Schedule 1 Canadian chartered bank, on behalf of the Indemnifier in favour of the Purchaser in form and content satisfactory to the Purchaser in its sole discretion (the "L/C");

      (d) an amendment to the Amram's Lease to reflect the giving of the Indemnity by the Indemnifier in form and content satisfactory to the Purchaser in its sole discretion;

      (e) a letter of credit agreement governing the holding of L/C by the Purchaser in form and content satisfactory to the Purchaser; and

      (f) any other documents required in connection with the implementation of the foregoing including, without limitation, any documents required by the Purchaser's lender.

      In the event all of the foregoing documents and instruments are not delivered to the Purchaser by 5:00 p.m. on January 31, 2006, the Purchase Price under the Agreement shall be deemed to be reduced by the Holdback Amount to compensate the Purchaser for the reduced value of the Property and the Vendor shall have no claim or entitlement to the Holdback Amount in such circumstances and releases the Purchaser from all action, causes of action, claims, damages and expenses relating thereto.

7. Insofar as the Indemnity is concerned, the Vendor and Purchaser agree that it shall include the following terms:

      (a) all claims under the Indemnity shall be limited to a maximum of $1,190,000 and there shall be no resort to the Indemnifier personally or to any of its assets, the Purchaser's recourse being limited to the L/C;

      (b) in the event during the Term the Vendor achieves net operating income equal to or in excess of $3,500,000 for two consecutive fiscal years, as evidenced by annual consolidating financial statements, (as such statements are included in the consolidated financial statements filed with the Securities & Exchange Commission of the United States of America by the Vendor's parent company, Russ Berrie and Company, Inc.), the amount of the L/C shall be reduced by $720,000 and the Purchaser agrees to accept a replacement letter of credit in such reduced amount; and

      (c) on the expiration of the seventh year of the original term of the Amram's Lease, the L/C will be reduced by the amount of $13,055 on a monthly basis until the end of the original term thereof.

8. In consideration of the amendments set forth in this amending agreement, the Vendor waives the condition in Section 3.2(a) of the Agreement and the Purchaser waives the conditions in Sections 3.1(a), (b) and (c) of the Agreement.

9. The parties acknowledge that the Agreement as supplemented by this agreement is confirmed, ratified and acknowledged to be in full force and effect, and time shall be of the essence of the Agreement. The parties also acknowledge and agree that the terms of paragraphs 6 and 7 of this amending agreement shall survive Closing.

10. Each of the parties hereto shall from time to time hereafter and upon any reasonable request of the other, execute and deliver, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectively implement and carry out the true intent and meaning of this agreement.

11. All of the covenants and agreements in this agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and their permitted assigns pursuant to the terms and conditions of the Agreement.

12. This agreement may be executed by facsimile transmission and in counterparts and, if so executed, such counterparts taken together shall be considered an original agreement.

IN WITNESS WHEREOF the Vendor and the Purchaser have executed this agreement.

                                     AMRAM'S DISTRIBUTING LTD.

                                     By:     /s/ ELLIOT RIVKIN
                                        ---------------------------------------
                                        Name: Elliot Rivkin
                                        Title: President

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     I/We have authority to bind the
                                     Corporation.

                                     BENTALL INVESTMENT MANAGEMENT LP BY ITS
                                     GENERAL PARTNER BENTALL INVESTMENT
                                     MANAGEMENT G.P. LTD.

                                     By: /s/ LAWRENCE NEILSON
                                        ---------------------------------------
                                        Name: Lawrence Neilson
                                        Title: Chief Financial Officer

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     I/We have authority to bind the
                                     Corporation.